UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017
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FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth under Items 5.03 and 8.01 below is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on March 1, 2017, Fibrocell Science, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”), at which the Company's stockholders approved an amendment to the Company's Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company's outstanding shares of common stock, par value $0.001 (the “Common Stock”), at a ratio within a range from 1-for-3 to 1-for-10, with the final ratio to be determined by the Company's Board of Directors (the "Board"), in its sole discretion.

On March 8, 2017, the Board approved a one-for-three (1-for-3) reverse stock split of the Common Stock (“Reverse Stock Split”). On March 10, 2017, the Company filed a Certificate of Amendment (“Certificate of Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. Pursuant to the Certificate of Amendment, effective as of 5:00 p.m. Eastern Time on March 10, 2017, each outstanding share of Common Stock will automatically combine into 1/3rd of a share of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would have otherwise resulted from the Reverse Stock Split will be rounded up to the next whole number of shares.

The Reverse Stock Split affects all of the Company’s issued and outstanding shares of Common Stock. The Reverse Stock Split will also affect the Company’s outstanding convertible preferred stock, stock options, warrants and other exercisable or convertible instruments, all of which will be adjusted proportionately to reflect the Reverse Stock Split. Each stockholder's percentage ownership in the Company and proportional voting power remains unchanged after the Reverse Stock Split, except for minor changes resulting from the rounding up of fractional shares.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock will be adjusted from 44,079,447 shares to approximately 14.7 million shares. The number of authorized shares of Common Stock and preferred stock under the Certificate of Incorporation remains the same, or 150,000,000 and 5,000,000, respectively.

The Common Stock will begin trading on the post Reverse Stock Split basis on The Nasdaq Capital Market tier of The Nasdaq Stock Market at the open of the market on March 13, 2017. The Company’s trading symbol will remain “FCSC”. The new CUSIP number for the Common Stock following the Reverse Stock Split is 315721308.

The information set forth herein is qualified in its entirety by the terms contained in the Certificate of Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 8.01 Other Events.

On March 10, 2017, the Company announced the Reverse Stock Split as described in Item 5.03. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Fibrocell Science, Inc., as amended
99.1	Press Release dated March 10, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ John M. Maslowski
John M. Maslowski
Chief Executive Officer
Date: March 10, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Fibrocell Science, Inc., as amended
99.1	Press Release dated March 10, 2017